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                                                                   Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-1 on Form S-3 of our report on Data Labs, Inc.'s Financial Statements for the years ended December 31, 1996 and 1995 dated March 10, 1997 included in Yurie Systems, Inc.'s Report on Form 8-K dated December 9, 1997 and to all references to our Firm included in this Registration Statement.


                                       ARTHUR ANDERSEN LLP


Washington, D.C.
February 26, 1998